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                                                                     EXHIBIT 4.1

                                VOTING AGREEMENT

         This VOTING AGREEMENT (the "Agreement"), dated as of February 9, 2001, is among Weatherford International, Inc., a Delaware corporation
("Weatherford"), WEUS Holding, Inc., a Delaware corporation (the "Stockholder"), and Universal Compression Holdings, Inc., a Delaware corporation ("Universal").

                              W I T N E S S E T H:

         WHEREAS, as a result of the consummation of the transactions contemplated by the Agreement and Plan of Merger, dated October 23, 2000 (the "Merger Agreement"), pursuant to which Enterra Compression Company, a Delaware corporation, will be merged with and into Universal Compression, Inc., a Texas corporation and a wholly owned subsidiary of Universal ("UCI"), Stockholder (directly or through one or more of its affiliates) owns 13,750,000 shares of common stock, par value $0.01 per share ("Common Stock"), of Universal issued pursuant to the Merger Agreement (the "Acquired Shares"); and

         WHEREAS, in order to induce Universal and UCI to enter into the Merger Agreement and to consummate the transactions contemplated thereby, Weatherford and the Stockholder agreed to enter into this Agreement relating to the manner in which the Stockholder will vote certain shares of Common Stock owned by it.

         NOW, THEREFORE, in consideration of the premises, the terms and provisions set forth herein, the mutual benefits to be gained by the performance thereof and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         SECTION 1.Defined Terms.

         (a) As used herein, the terms set forth below shall have the following respective meanings:

         "1934 Act" means the Securities Exchange Act of 1934, as amended.

         "beneficial owner" has the meaning set forth in Rule 13d-3 under the 1934 Act, and the term "beneficial ownership" shall have a correlative meaning.

         "Castle Harlan" means Castle Harlan, Inc., Castle Harlan Partners III, L.P., Castle Harlan Offshore Partners III, L.P., Castle Harlan Affiliates III, L.P. and their affiliates, including without limitation any voting trusts for which John K. Castle serves as trustee or voting agreements pursuant to which other stockholders of the Company are obligated to vote their shares of Common Stock as voted by Mr. Castle or any of the foregoing persons or entities.

         "Public Shares" means, with respect to any record date, all issued and outstanding shares of Common Stock on such record date, other than shares directly or indirectly beneficially
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owned by Castle Harlan (including any shares subject to voting trusts, voting agreements or similar agreements to which Castle Harlan or any of its affiliates is a party or of which any of them is a beneficiary) and other than shares directly or indirectly beneficially owned by Weatherford, the Stockholder, or Weatherford's subsidiaries.

         "Voting Shares" means, as of any record date, all shares of Common Stock in excess of 33 1/3% of the total shares of Common Stock issued and outstanding (excluding any shares of Common Stock owned by any subsidiary of Universal) as of such record date that the Stockholder has the right to vote, direct the vote of, or cause in any manner the voting of.

         (b) Capitalized terms used herein without definition shall have the respective meanings assigned to such terms in the Merger Agreement.

         SECTION 2. Agreement to Vote. For so long as this Agreement remains in effect (the "Term"), the Stockholder shall, and Weatherford shall cause the Stockholder to, on each matter presented for a vote at any duly convened meeting of the stockholders of Universal, and in any action by written consent of the stockholders of Universal in lieu of a meeting, vote the Voting Shares in the same proportions as the Public Shares are voted. Certificates representing shares of Common Stock that are covered by this Agreement will bear an appropriate legend to reflect the existence of this Agreement.

         SECTION 3. Proxy. If requested by Universal, the Stockholder shall, and Weatherford shall cause the Stockholder to, execute and deliver a proxy (in a form to be mutually agreed upon by Parent and the Stockholder) in favor of Universal with respect to the Voting Shares in connection with each stockholders' meeting or action by written consent.

         SECTION 4. Representations and Warranties.

         (a) The Stockholder and Weatherford hereby represent and warrant to Universal as follows:

                  (i) The Stockholder and Weatherford have all necessary power and authority to enter into and perform their respective obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Stockholder and Weatherford and constitutes a legal, valid, and binding obligation of the Stockholder and Weatherford, enforceable against each of them in accordance with the terms hereof.

                  (ii) The execution and delivery by the Stockholder and Weatherford of this Agreement, the performance by each of them of their obligations hereunder, and the consummation by each of them of the transactions contemplated hereby will not (i) conflict with, result in any violation or breach of, or constitute a default under, any term or provision of any material note, bond, mortgage, indenture, lease, franchise, permit, license, contract, or other instrument or document to which the Stockholder or Weatherford is a party or by which their respective properties or assets are bound or (ii) conflict with, or result in any violation of, any law, ordinance, statute, rule, or regulation of any Governmental Authority (as defined in the


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Merger Agreement) or of any order, writ, injunction, judgment, or decree of any court, arbitrator, or Governmental Authority applicable to the Stockholder or Weatherford or their respective properties or assets.

                  (iii) There is no requirement applicable to the Stockholder or Weatherford to obtain any consent of, or to make or effect any declaration, filing, or registration with, any Governmental Authority for the valid execution and delivery by the Stockholder and Weatherford of this Agreement, the due performance by them of their obligations hereunder, or the lawful consummation by them of the transactions contemplated hereby, except for any filings required to be made by the Stockholder and Weatherford in connection with this Agreement pursuant to Section 13(d) of the 1934 Act and the rules and regulations promulgated thereunder.

                  (iv) As of the date hereof, the Stockholder is the record or beneficial owner of 13,750,000 shares of Common Stock and has the power and right to vote all of such shares. Neither the Stockholder nor Weatherford has entered into any voting trust or other voting agreement with respect to any of the Voting Shares other than this Agreement and the Registration Rights Agreement and neither of them has appointed or granted any proxy with respect to any of the Voting Shares.

                  (v) There is no suit, action, investigation, or proceeding pending or, to the knowledge of the Stockholder or Weatherford, threatened against the Stockholder or Weatherford, at law or in equity, before or by any Governmental Authority that could impair the ability of the Stockholder or Weatherford to perform their obligations hereunder on a timely basis, and there is no agreement, commitment, or law to which the Stockholder or Weatherford is subject that could impair the ability of the Stockholder or Weatherford to perform their respective obligations hereunder on a timely basis.

         (b) Universal hereby represents and warrants to the Stockholder and Weatherford as follows:

                  (i) Universal has all necessary corporate power and authority to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Universal and constitutes a legal, valid, and binding obligation of Universal, enforceable against Universal in accordance with the terms hereof.

                  (ii) The execution and delivery by Universal of this Agreement, the performance by it of its obligations hereunder, and the consummation by it of the transactions contemplated hereby will not (i) conflict with, result in any violation or breach of, or constitute a default under, any term or provision of any material note, bond, mortgage, indenture, lease, franchise, permit, license, contract, or other instrument or document to which Universal is a party or by which its properties or assets are bound or (ii) conflict with, or result in any violation of, any law, ordinance, statute, rule, or regulation of any Governmental Authority or of any order, writ, injunction, judgment, or decree of any court, arbitrator, or Governmental Authority applicable to Universal or its properties or assets.


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                  (iii) There is no requirement applicable to Universal to
obtain any consent of, or to make or effect any declaration, filing, or registration with, any Governmental Authority for the valid execution and delivery by Universal of this Agreement, the due performance by it of its obligations hereunder, or the lawful consummation by it of the transactions contemplated hereby.

         SECTION 5. Affliliates Bound. During the Term of this Agreement, if the Stockholder transfers any shares of Common Stock to a controlled affiliate of Weatherford, or any holding company or other successor to Weatherford (a "Weatherford Controlled Affiliate"), such Weatherford Controlled Affiliate (and any other subsequent transferee that is a Weatherford Controlled Affiliate) will agree to be bound by the terms of this Agreement as a condition to such transfer and any purported transfer to any such Person who does not agree by executing a counterpart to this Agreement shall be null and void and of no effect.

         SECTION 6. Information. During the Term of this Agreement, upon Universal's written request, the Stockholder shall, and Weatherford shall cause the Stockholder to, notify Universal of the number of shares of Common Stock then owned by the Stockholder as of such date, and Universal shall notify the Stockholder promptly after any fixing of any record date of the number of shares of Common Stock issued and outstanding with respect to such record date.

         SECTION 7. Reasonable Best Efforts. Each of the parties hereto shall use its reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper, or advisable under applicable laws and regulations and which may be required under any agreements, contracts, commitments, instruments, understandings, arrangements, or restrictions of any kind to which it is a party or by which it is or may be bound, in order to effectuate the provisions of this Agreement, to obtain all necessary waivers, consents, and approvals from, and effect all necessary registrations and filings with, any Governmental Authorities, and to rectify any event or circumstances which could impede the provisions hereof.

         SECTION 8. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to any principles of conflicts of laws that would result in the application of the laws of any other jurisdiction.

         SECTION 9. Severability. If any provision contained herein shall be held to be invalid, illegal, or unenforceable in any respect, the validity, legality, and enforceability of any such provision in every other respect and the validity, legality, and enforceability of the remaining provisions contained in this Agreement shall not be in any way impaired thereby. Upon a determination that any term or other provision is invalid, illegal, or unenforceable, such term or provision shall be modified, without any further action by any of the parties, so as to effect the original intent of the parties as closely as possible in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

         SECTION 10. Expenses. Unless otherwise provided herein, all fees and expenses incurred by any of the parties hereto in connection with this Agreement or any of the provisions hereof shall be borne and paid solely by the party incurring such fees and expenses.


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         SECTION 11. Further Assurances. The Stockholder shall execute and deliver, or cause to be executed and delivered, at the expense of Universal, all such other and further documents and instruments and take all such further actions as may be reasonably necessary in order to effectuate the provisions of this Agreement.

         SECTION 12. Action in Stockholder Capacity Only. It is expressly understood and agreed that the Stockholder makes no agreement or understanding under this Agreement other than in the Stockholder's capacity as a stockholder of Universal. The Stockholder is entering into this Agreement solely in its capacity as a record and beneficial owner of Common Stock, and nothing contained herein shall limit or affect, or impose any obligations with respect to, any actions taken by the nominees of Stockholder or Weatherford who serve in the capacity of a director of Universal.

         SECTION 13. Termination. This Agreement shall terminate and be of no further force or effect (a) by the written mutual consent of all the parties hereto, (b) automatically and without any required action by the parties on the earlier of (i) the second anniversary of the Effective Time (as defined in the Merger Agreement) or (ii) that date that Castle Harlan, Inc., Castle Harlan Partners III, L.P., Castle Harlan Offshore Partners III, L.P., Castle Harlan Affiliates III, L.P., and their affiliates collectively own less than 5% of the issued and outstanding Common Stock, or (c) on such earlier date that the Acquired Shares represent less than 33 1/3% of the then outstanding shares of Common Stock. The representations and warranties set forth in Section 3 and
Section 4 hereof shall not survive the termination of this Agreement.

         SECTION 14. Notices. All notices and other communications hereunder shall be in writing and shall be given by delivery in person, by registered or certified mail (return receipt requested and with postage prepaid thereon) or by cable, telex, or facsimile transmission to the addresses set forth in Section
12.5 of the Merger Agreement (or at such other address as any party shall have furnished to the others in accordance with the terms of this Section 14). All notices and other communications hereunder that are addressed as provided in or pursuant to this Section 14 shall be deemed duly and validly given (a) if delivered in person, upon delivery, (b) if delivered by registered or certified mail (return receipt requested and with postage paid thereon), 72 hours after being placed in a depository of the United States mails, and (c) if delivered by facsimile transmission, upon transmission thereof and receipt of the appropriate answerback or confirmation.

         SECTION 15. Amendment; Waiver. The terms and provisions of this Agreement may be modified or amended only by a written instrument executed by each of the parties hereto, and compliance with any term or provision hereof may be waived only by a written instrument executed by each party entitled to the benefits of the same. No failure to exercise any right, power, or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power, or privilege granted hereunder.

         SECTION 16. Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior written or


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oral agreements and understandings and all contemporaneous oral agreements and understandings among the parties or any of them with respect to the subject matter hereof.

         SECTION 17. Parties in Interest. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns (it being understood and agreed that nothing contained in this Agreement is intended to confer any rights, benefits, or remedies of any kind or character on any other person under or by reason of this Agreement).

         SECTION 18. Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by the Stockholder in accordance with the terms hereof. Accordingly, the parties agree that Universal shall be entitled to injunctive relief to prevent breaches of the terms of this Agreement and to specific performance of the terms hereof, in addition to any other remedy now or hereafter available at law or in equity, or otherwise.

         SECTION 19. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


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           IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                        WEATHERFORD INTERNATIONAL, INC.


                                         By:    /s/ BURT M. MARTIN
                                              -------------------------------
                                         Name:   Burt M. Martin
                                         Its:    Vice President

                                        WEUS HOLDING, INC.

                                         By:    /s/ BURT M. MARTIN
                                              -------------------------------
                                         Name:   Burt M. Martin
                                         Its:    Vice President

                                        UNIVERSAL COMPRESSION HOLDINGS, INC.

                                        By:    /s/ ERNIE L. DANNER
                                             --------------------------------
                                        Name:     Ernie L. Danner
                                        Its:      Executive Vice President


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